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                                                                    EXHIBIT 99.8

                                     Form of

                          REGIONS FINANCIAL CORPORATION
                       CAREER AWARD SEVERANCE ARRANGEMENT



                        EFFECTIVE AS OF DECEMBER 20, 2005


                                    PREAMBLE


         In connection with the Career Award Agreements entered into between Regions Financial Corporation ("Regions") and certain employees of Regions or its affiliates, Regions hereby establishes the Career Award Severance Arrangement (referred to hereinafter as the "Plan"). The purpose of the Plan is to provide rules, procedures and guidelines for the administration of Career Award Agreements entered into by Regions with certain executives on and after December 20, 2005. The Career Award Agreements and this Plan are intended to satisfy applicable provisions of Section 409A of the Internal revenue Code and the regulations thereunder. In the event of any ambiguity, any provision of this Plan or any Career Award Agreement shall be interpreted in the manner that meets the applicable requirements of Section 409A so as to avoid the imposition of excise taxes and other penalties. To the extent that the Career Award Agreements provide for Regions to exercise discretion or require Regions' future permission (for example, with respect to early retirement) such discretion or future permission will be exercised or granted as specified in this Plan. Regions reserves the right to amend this Plan at any time, with or without advance notice to the Eligible Employees.


1. ELIGIBILITY. Any employee of Regions or its affiliates who executes a Career Award Agreement with Regions effective on or after December 20, 2005 (referred to herein as "Eligible Employee") is covered by the Plan.

2. ELECTION TO RECEIVE SEVERANCE BENEFITS. Execution of a Career Award Agreement constitutes an election to receive severance benefits under the Career Award Program.

3. SEVERANCE BENEFITS. An Eligible Employee will receive severance benefits in accordance with his Career Award Agreement and shall not be eligible for any other severance or other similar benefits under any other generally applicable severance plan or arrangement maintained or sponsored by Regions or any of its affiliates. An Eligible Employee's execution of the Career Award Agreement is deemed to be a waiver of any rights he might otherwise have had under any other generally applicable severance plan or arrangement.


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4.       DISABILITY, RETIREMENT, AND TERMINATION OF EMPLOYMENT WITHOUT CAUSE.
         Disability shall mean total and permanent disability as determined under the long-term disability program sponsored by Regions (which may include a group long-term disability plan or policy maintained by one of its affiliates that is by its terms applicable to the Eligible Employee).

         Retirement shall mean termination of employment on or after normal retirement date (which is age 65) or, with the consent of Regions, on or after early retirement date (which is the later of age 55 and completion of ten years of service). It is the policy of Regions to consent to requests for early retirement (as defined above) under the Career Award Agreement on a case-by-case basis considering all business conditions at the time and the standing of the Eligible Employee.

         Termination of employment with cause shall mean termination by Regions due to a material violation of (i) the Regions code of business conduct and ethics (ii) the Participant's fiduciary duties to Regions, or (iii) any law, provided such violation has materially harmed Regions.

5. ADMINISTRATION. The Administrator of the Plan shall be the Compensation Committee of the Board of Directors, which may delegate administrative responsibility to a committee or an individual. Procedures for claims and appeals shall be the procedures adopted for such purposes by the Benefits Administration Committee.

6. NO GUARANTEE OF EMPLOYMENT. Nothing contained in the Plan shall be construed as a contract of employment between Regions and any individual, or as a right of any individual to be continued in the employment of Regions, or as a limitation of the right of Regions to discharge or otherwise modify the employment status of any individual, with or without cause.

7. UNFUNDED OBLIGATION OF REGIONS. This Plan shall in no way be interpreted to require Regions to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow or in any way fund any benefits payable hereunder. Except to the extent Regions determines otherwise, the obligation to pay any amounts pursuant to this Plan shall be interpreted as an obligation to pay only those amounts and provide only those benefits provided for in the Career Award Agreement at the time and under the conditions prescribed.

8. WITHHOLDING. Regions may withhold from any amounts payable under this Plan such federal, state or local taxes, as shall be required to be withheld pursuant to any applicable law or regulation.

9. NON-TRANSFERABILITY OF BENEFITS AND BENEFICIARY. The right to receive any benefits under this Plan shall not be transferred, assigned or pledged except by will or the laws of descent and distribution. The beneficiary of any benefits receivable hereunder shall be the estate of the Employee.


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10.      APPLICABLE LAW. This Plan shall be governed by and construed under the laws of the State of Alabama, without reference to principles of conflict of laws, except to the extent superseded by Federal law.

11.      EFFECTIVE DATE. The effective date of this Plan shall be December 20,
         2005.

12. 409A PROVISION FOR SPECIFIED EMPLOYEES. In the event the Company determines, in good faith, (1) that any payment or benefit under the Career Award Agreement is subject to Section 409A(a)(2)(B)(i) of the Internal Revenue Code, and (2) that the Eligible Employee is a "specified employee" (as defined in Section 409A of the Internal Revenue Code, with an identification date of December 31), any such payment or benefit shall be paid no earlier than six months after Eligible Employee's separation from service with the Company.


Executed this the _______ day of _____________________, 2005.


                                               Regions Financial Corporation


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                                            By:
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                                            Its:
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